UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2013

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2013, the Board of Directors of Webster Financial Corporation (the “Company”) appointed, effective as of January 1, 2014, Joseph J. Savage as President of the Company and Webster Bank, and as a director of Webster Bank. James C. Smith, who was appointed President in September 2013, remains Chairman and Chief Executive Officer.

Mr. Savage, age 61, has served as Executive Vice President of the Company and Executive Vice President, Commercial Banking for Webster Bank since 2002. Prior to joining the Company, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002. Mr. Savage serves as a director of the Hartford Metro Alliance and the Connecticut Technology Council.

On December 19, 2013, the Company issued a press release announcing Mr. Savage’s appointment as President of the Company and Webster Bank, and as a director of Webster Bank. That press release is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Webster Financial Corporation on December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: December 20, 2013

	By:	/s/ Harriet Munrett Wolfe
	Name:	Harriet Munrett Wolfe
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Webster Financial Corporation on December 19, 2013.